Exhibit 99.1

NEWS RELEASE

Westell Technologies Acquires Cellular Specialties, Inc.

AURORA, IL. - March 3, 2014 - Westell Technologies, Inc. (NASDAQ: WSTL), a global leader of intelligent site and outside plant solutions, today announced that it has acquired Cellular Specialties, Inc. (CSI), an industry leader in the design and development of in-building wireless solutions including distributed antenna systems (DAS) products and small cell connectivity equipment. The all-cash purchase price was $39 million.

“Cellular Specialties is a great complement to the Westell solutions portfolio and an ideal fit for our corporate growth strategy,” said Rick Gilbert, Chairman and Chief Executive Officer of Westell Technologies. “CSI excels in creating innovative products to continually move the in-building, distributed antenna systems, and small cell marketplace forward. Additionally, they have an effective management team and great relationships with customers which will help Westell achieve our stated strategic and financial goals.”

CSI is an innovator of in-building wireless connectivity solutions for 3G/4G cellular services, enabling coverage anytime, anywhere. ClearLink™, CSI’s high performance, low PIM brand of in-building products are designed for distributed antenna systems and small cells. ClearLink products include Universal DAS interface Trays (UDiTTM), passive DAS interface units, system components, and antennas. CSI’s portfolio also includes digital repeaters and E911 and location-based enhancement solutions for wireless networks. The company had revenues of approximately $37 million for the 12 months ended December 31, 2013.

“Joining Westell enables us to become part of a team with a common growth strategy, ultimately benefiting our customers and employees,” explained Scott Goodrich, who will continue on as President of Cellular Specialties, Inc. “As part of Westell, we now have the opportunity to expand our market and more importantly, our solution offerings, to provide a more comprehensive DAS portfolio. The ability to intelligently monitor and manage the entire DAS infrastructure by integrating Westell’s products into our wireless connectivity solutions will propel our customers to the network availability their clients’ demand.”

Conference Call on Acquisition
Management will host a conference call on Wednesday, March 5, 2014, at 9:30 am EDT to discuss the acquisition. Participants may register for the call at
www.conferenceplus.com/westell. After registering, you will receive a dial-in number, a passcode, and a personal identification number that automatically joins you to the audio conference. Those who do not wish to register may participate in the call by dialing
(888) 206-4065 no later than 9:15 am EDT and using confirmation number 36664419. International participants may dial +1 (630) 827-5974.

This news release and related information that may be discussed on the conference call will be posted on the Investor News section of Westell's website: www.westell.com. An archived version of the entire call will be available on the site via Digital Audio Replay by approximately noon EDT after the call ends. The replay of the conference also may be accessed by dialing
(888) 843-7419 or +1 (630) 652-3042 and entering 9278 803#.

About Westell
Westell Technologies, headquartered in Aurora, Illinois, is a global leader of intelligent site and outside plant solutions focused on the critical edge and access networks. The comprehensive solutions Westell provides enable service providers, industrial customers, tower operators, home network users, and other network operators to reduce operating costs while improving network performance. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high quality, reliable systems. For more information, please visit www.westell.com.

About Cellular Specialties
Based in Manchester, New Hampshire, Cellular Specialties, Inc. is an innovator of in-building connectivity solutions for the wireless communications and public safety markets. As a thought leader in the DAS industry, CSI’s suite of products enables wireless connectivity anytime, anywhere. With products and components integrated into thousands of DAS solutions throughout North, Central, and South America. CSI provides the high performance products to deliver a superior, in-building wireless system. For more information, please visit www.cellularspecialties.com.

Pacific Crest Securities acted as exclusive financial advisor to Cellular Specialties in its sale to Westell.

For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375-4740 tminichiello@westell.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in or implied by such forward-looking statements. The forward-looking statements are based on the company's current views and assumptions and involve risks and uncertainties that include, among other things, the ability to successfully integrate CSI's operations into those of Westell; such integration may be more difficult, time-consuming or costly than expected; CSI's revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; and other risks more fully described in the company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2013, under Item 1A - Risk Factors. The company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.